EXHIBIT 99.1

IMMEDIATE RELEASE CONTACTS: Brent Larson, Vice President / CFO 614 793 7500 x133	June 20, 2007 Tim Ryan, The Trout Group 646.378.2924

NEOPROBE PHASE 2 LYMPHOSEEK TRIAL MEETS PRIMARY ENDPOINT
Company preparing to submit Phase 3 protocol

DUBLIN, OHIO - June 20, 2007 - Neoprobe Corporation (OTCBB:NEOP - News), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced positive preliminary results from a multicenter Phase 2 clinical study of its lead clinical candidate, Lymphoseek® (Technetium Tc99m DTPA-mannosyl-dextran). Lymphoseek is a proprietary radioactive targeting agent being developed for use with handheld gamma detection devices, such as Neoprobe’s neo2000® system, in a surgical procedure known as Sentinel Lymph Node Biopsy (SLNB).  The primary endpoint of this multicenter, single-arm, open-label, within-patient, single-dose, multi-stage trial measured the rate at which Lymphoseek localized to lymphoid tissue with a goal of achieving 90% localization. In results reported today, localization of Lymphoseek to lymphoid tissue was observed in over 94% of the SLNB procedures performed as a part of the Phase 2 trial in patients with either breast cancer or melanoma.

This study is being conducted at five of the leading cancer centers in the U.S: John Wayne Cancer Center; M.D. Anderson, the University of California, San Francisco; University Hospitals - Cleveland (Case Western Reserve); and the University of Louisville. Positive interim results from the trial were announced earlier this year. Neoprobe also reported that no drug-related significant adverse events have been noted in results analyzed to-date. Neoprobe now plans to begin winding down Phase 2 trial activities, collecting the required 30-day patient safety follow-up information and accumulating data to report to FDA. In parallel, Neoprobe is also preparing to submit its Phase 3 pivotal trial protocol to FDA.

About Neoprobe
Neoprobe is a biomedical company focused on enhancing patient care and improving patient outcome by meeting the critical intraoperative diagnostic information needs of physicians and therapeutic treatment needs of patients. Neoprobe currently markets the neo2000® line of gamma detection systems that are widely used by cancer surgeons and is commercializing the Quantix® line of blood flow measurement products developed by its subsidiary, Cardiosonix Ltd. In addition, Neoprobe holds significant interests in the development of related biomedical systems and radiopharmaceutical agents including Lymphoseek® and RIGScan® CR. Neoprobe’s subsidiary, Cira Biosciences, Inc., is also advancing a patient-specific cellular therapy technology platform called ACT. Neoprobe’s strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. www.neoprobe.com

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, anticipated clinical and regulatory pathways, and markets for the Company’s products are forward-looking statements The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance of its products, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and

NEOPROBE CORPORATION
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manufacturing experience, risks of development of new products, regulatory risks and other risks detailed in the Company’s most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.